THIS AGREEMENT CONTAINS CONFIDENTIAL TERMS WHICH HAVE BEEN OMITTED
        AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                        PATENT LICENSE AGREEMENT

         This Patent License Agreement (the "Agreement") is entered into as of March 29, 1996 ("Effective Date"), by and between Iomed, Inc., a Utah corporation ("Iomed") and Dermion, Inc., a Delaware corporation ("Dermion").

                                RECITALS

         A. Iomed owns, and has licensed from third parties, certain patent and other intellectual property rights relating to iontophoretic drug delivery systems.

         B. Iomed wishes to grant to Dermion, and Dermion wishes to accept, a license to such intellectual property rights under the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the obligations, representations, warranties and covenants contained herein, the parties hereto agree as follows:

                               AGREEMENT

         1. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

                  1.1 "Intellectual Property Rights" shall mean (a) the **** Patents, (b) the Iomed Patents, and (c) the Iomed Trade Secrets.

                  1.2 "Iomed  Patents" shall mean the Patent Rights set forth on
Schedule 1. I (b)(i) to the Research and Development Agreement.

                  1.3 "Iomed Technology" shall mean the Iomed Patents and the Iomed Trade Secrets, collectively, and shall include any improvements thereto made by Dermion during the term of the Research and Development Agreement.

                  1.4 "Iomed Trade Secrets" shall mean any trade secret rights or other know-how relating to the manufacture, use, lease, marketing or sale of Systems owned by Iomed as of the Effective Date.

                  1.5 "Patent Rights" shall mean the rights and interests in and to issued patents and pending patent applications, whether domestic or foreign, claiming patentable inventions, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned or licensed in by a party with the right to sublicense.

                  1.6 "Research and Development Agreement" shall mean that certain Research and Development Agreement, dated of even date herewith, by and between Iomed, Dermion and Ciba-Geigy Corporation, a New York corporation, acting through its Pharmaceuticals Division.

                  1.7 "Sublicensee" shall mean any third party to whom Dermion grants rights under the Intellectual Property Rights in accordance with this Agreement.

                  1.8 "Systems" shall mean iontophoretic transderrnal drug delivery systems. incorporating a current source, current controller, drug containment device/electrode, dispersive electrode and method for attachment.

                  1.9      "Territory" shall mean ****.

                  1.10 ****.

                  1.11 ****.

         2.       Grant of License.

                  2.1 Subject to the terms and conditions of this Agreement, Iomed hereby grants to Dermion a paid-up, royalty-free, non-exclusive, non-transferable (except as expressly provided in Section 7), license under the Iomed Technology (with the right to grant sublicenses) to make, have made, use, lease, market and sell Systems in the Territory. The license granted in this
Section 2.1 shall continue from the Effective Date until the date of expiration of the last to expire of any Iomed Patent or Iomed Trade Secret.

                  2.2 Subject to the terms and conditions of this Agreement, Iomed hereby grants to Dermion a paid-up, royalty-free, non-exclusive, non-transferable (except as expressly provided in Section 7), worldwide license under the **** Patents (with the right to grant sublicenses) to make, have made, use and sell power supply units and electrode kits for iontophoretic drug delivery. The license granted in this Section 2.2 shall continue from the Effective Date until the date of expiration of the last to expire of any **** Patent.

                  2.3 The license granted to Dermion under Section 2.2 shall be subject to the applicable conditions and limitations of the **** License, which are incorporated herein by this reference. Without limiting the generality of the foregoing, Dermion agrees to make patent markings, prosecute patent applications and maintain patents, keep books and records, and take any other actions required by the **** License of Iomed or Iomed affiliates under that agreement, other as provided in Section 4 below.

                  2.4 Iomed shall notify Dermion of any disputes or other problems that may arise that may materially affect the enforceability of the **** License, and shall take all commercially reasonable actions to allow Dermion and its Sublicensees to enjoy the benefit of the licenses granted to Dermion pursuant to Sections 2.1 and 2.2.

                  2.5 Dermion shall enter into a sublicensing agreement with each of its Sublicensees containing, to the extent applicable, substantially similar obligations by the Sublicensee to Derinion as Dermion has to Iomed under this Agreement.

                  2.6 Except as expressly provided in this Agreement, no right or license of any kind is granted or implied hereunder. Without limitation, Dermion shall have no right, license, title or interest in the Intellectual Property Rights except as expressly provided in this Agreement.

                  2.7 Nothing in this Agreement shall limit Iomed's fight to develop, license, sell and distribute Systems or any other products, whether or not incorporating Intellectual Property Rights, including products which may compete with or use the same or similar ideas or concepts as those developed by Dermion.

         3.       Patent Prosecution.

                  3.1 Dermion may, at its own expense and using  patent  counsel of its choice, elect to file patent applications covering any part of the Iomed Technology. Any such patent application shall be in the-name of the inventors and with Iomed as the assignee. Upon issuance, any such patent shall automatically become subject to the license granted in Section 2.1 hereof. In the event that Dermion files such a patent application, Dermion shall be responsible for diligently prosecuting the patent application, and for paying all related fees. Iomed shall cooperate fully with Dermion in the preparation, filing and prosecution of all patent applications filed covering the Iomed Technology, such as by causing the execution by Iomed and its employees of any and all papers, agreements and instruments as are necessary in the patent application process.

                  3.2 Dermion shall assume all  responsibilities  of Iomed under
Section 9 (PATENT PROSECUTION AND MAINTENANCE) of the **** License.

                  4. **** Payments. Iomed shall remain responsible to pay all amounts it is required to pay to the **** under Sections 3.1 and 3.2 of the *** License.

         5.       Infringement.

                  5.1 Dermion shall promptly inform Iomed in writing of any suspected infringement by a third party of any Intellectual Property Rights, and provide Iomed with any available evidence of infringement.

                  5.2 During the term of this Agreement, Dermion shall have the fight, but not the obligation, to prosecute at its own expense any infringement of the Iomed Technology. If Dermion does not bring any such action within a reasonable time, Iomed shall have the right, but not an obligation, to prosecute at its own expense the infringement. Any recovery of damages and costs in such suits shall be apportioned so that the party bringing suit shall first recover an amount equal to the costs and expenses incurred by such party directly related to the prosecution of such action, and the remainder shall be divided between Dermion and Iomed in proportion to the damage incurred by each party as a result of the infringement.

                  5.3 In the event that Dermion is sued by a third party for infringement based upon Dermion's manufacture, use or sale of Systems incorporating Iomed Technology, Dermion shall defend the lawsuit at its expense, and have full control of the lawsuit, including without limitation the right to settle without Iomed's consent.

                  5.4 In any infringement or patent defense suit as either party may institute or defend pursuant to this Agreement, the other party hereto shall, at the request of the party initiating or defending such suit, reasonably cooperate at the other party's expense, including without limitation by becoming a party plaintiff in such a suit.

         6.       Product Liability.

                  6.1 Dermion shall at all times during the term of this Agreement and thereafter, indemnify, defend and holder Iomed and its officers, employees and affiliates harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the research, development, production, manufacture, sale, use, lease, consumption or advertisement of products and/or processes sold or performed by Dermion or its Sublicensees under any license granted by this Agreement.

                  6.2 Iomed shall promptly notify Dermion in writing after Iomed receives notice of any claim. Dermion shall have the sole control of the defense, trial, and any related settlement negotiations regarding any such claim. Iomed shall reasonably cooperate, at Dermion's expense, with Dermion in the defense of any such claim.

                  6.3 Dermion shall obtain and carry in full force and effect liability insurance which shall protect Dermion and Iomed in regard to events covered by Section 6.1 above. Dermion shall provide to Iomed evidence of such insurance in the form of a certificate, and Iomed as additional insured, and setting forth a ****.

                  6.4 Except as otherwise expressly set forth in this Agreement, Iomed makes no representations and extends no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, and validity of patent rights claims, issued or pending. Nothing in this Agreement shall be construed as a representation made or warranty given by Iomed that the practice by Dermion of the licenses granted hereunder shall not infringe the patent rights of any third party.

                  7. Assignment. Iomed may assign any of its rights or obligations under this Agreement with Dermion's prior written consent (except in the context of a sale of all or substantially all of Iomed's business or assets, in which case such consent shall not be required). Dermion may not sublicense (except as expressly provided in Section 2), assign or transfer this Agreement, or any rights, licenses or obligations hereunder, except (a) by merger, consolidation, or a sale of all or substantially all of Dermion's assets, or (b) with Iomed's prior written consent. Notwithstanding the foregoing, the ability of Dermion to effect any sublicense, assignment or transfer is also subject to
Section 2.3 hereof. Any permitted assignee shall agree in writing to comply with all the terms and conditions of this Agreement.

                  8. Non-Use of Names. Neither party shall use the names of the other party, or of its employees, officers or agents, in any advertising, promotional or sales literature without prior written consent obtained from the other party.

                  9. Limitation of Liability. Iomed shall not be liable or obligated in any mariner for any special, incidental, consequential or punitive damages relating to this Agreement or its conduct in furtherance hereof, even if informed of the possibility thereof in advance. In no event shall Iomed's maximum liability hereunder exceed an amount equal to the aggregate license fees paid by Dermion to Iomed hereunder.

                  10. Notices. Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

    In the case of Iomed:                       Iomed, Inc.
                                                3385 West 1820 South
                                                Salt Lake City, Utah  84104
                                                Attn: President

    In case of Dermion:                         Dermion, Inc.
                                                1290 West 2320 South
                                                Salt Lake City, Utah  84119
                                                Attn: President

    In either case with a copy to:              Morrison & Foerster LLP
                                                345 California Street
                                                San Francisco, California 94104
                                                Attn: C. Patrick Machado, Esq.

         11.      Miscellaneous.

                  11.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Delaware, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

                  11.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any charge or modification except by the execution of a written instrument subscribed to by the parties hereto.

                  11.3 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

                  11.4 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition or condition by the other party.

                  11.5 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

                  11.6 Iomed and Dermion are independent contractors. Nothing herein contained shall be construed to place Iomed and Dermion in the relationship of joint venturers, partners, associates, or principal and agent; and both Iomed and Dermion are acting as principals. Neither of the parties will make any warranties or representations on the other party's behalf nor shall have the power to obligate or bind the other in any manner whatsoever.

                  11.7 If any legal action is brought for the enforcement of this Agreement in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives as of the date first set forth above.

IOMED, INC.                                  DERMION, INC.



By: /s/ Robert J. Lollini                    By: /s/ Ned M. Weinshenker

Title:                                       Title:
Secretary                                    President and CEO